EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Pulaski National Corporation (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James T. Cox, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the financial conditions and result of operations of the Company

                                                                                /s/James T. Cox
                                                                                James T. Cox, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to First Pulaski National Corporation and will be retained by First Pulaski National Corporation and furnished to the Securities and Exchange Commission or its staff upon request.